FIRST AMENDMENT OF
             AUGUST 1, 2005 MEGO GOLD, LLC SHARE PURCHASE AGREEMENT

                                     Between

                             Global Gold Mining, LLC

                                       And

                    Karapet Khachatryan and Arthur Gevorgyan

                                  July 19, 2006


Pursuant to Article 11.8 of the Mego Gold, LLC (hereinafter the "Company") Share Purchase Agreement which came into force on August 1, 2005 (hereinafter the
"Agreement"), the following terms amending the Agreement (hereinafter the "Amendment") are agreed and accepted by Global Gold Mining, LLC (hereinafter "Buyer") and Mr. Karapet Khachatryan, an individual resident in Armenia ("A"), and Mr. Arthur Gevorgyan, an individual resident in Armenia ("B" and, collectively with A consisting of forty nine percent of the "participants" of Mego Gold, LLC an Armenian limited liability company, "Sellers") entered into as of July 19, 2006.

                                    RECITALS

Sellers and Buyer wish to amend the Purchase Price terms of the Agreement to give Buyer the option to pay Sellers the Two Million Dollar ($2,000,000) balance of the purchase price due on August 1, 2007 to Sellers under the Agreement with a combination of one payment of One Million Dollars ($1,000,000) and Five Hundred Thousand shares of common stock of Global Gold Corporation (hereinafter "GGC") along with certain possible adjustments, all on the terms and conditions of this Amendment.

                             AMENDMENT TO AGREEMENT

1. Following Article 2.2 of the Agreement (Purchase Price) the following Article 2.2A is added:

     "2.2A Buyer's Article 2.2(b) Option. At any time after July 19, 2006, in complete substitution of making the payment of the Two Million Dollar ($2,000,000) portion of the Purchase Price provided in Article 2.2(b), Buyer may elect to acquire Sellers' remaining Forty Nine Percent (49%) of the Company as follows:

(a) By making one payment of One Million Dollars to Sellers ($1,000,000) by wire transfer to accounts designated by Sellers on or before August 19, 2006 (with A being paid Five Hundred Ten Thousand Two Hundred Four Dollars ($510,204) and B being paid Four Hundred Eighty Nine Thousand Seven Hundred Ninety Six Dollars ($489,796)); and

(b) By delivering Five Hundred Thousand (500,000) common shares of GGC (Two Hundred Fifty Five Thousand (255,000) shares to A and Two Hundred Forty Five Thousand (245,000) shares to B) on the terms of the GGC Restricted Stock Grant attached as Exhibit 1 (the "GGC Shares"), provided that if GGC common stock is not traded at a price per share of at least Two Dollars and Fifty Cents ($2.50) at any time between July 1, 2007 and August 31, 2007, Sellers shall have the right to sell to GGC all (but not less than all) of the 500,000 GGC Shares for the price of One Million Dollars on or before September 15, 2007. (Buyer and/or GGC shall maintain in a special account segregated from operating funds One Million Dollars ($1,000,000) or at least enough cash to cover the cash payment contingency in this Article 2.2A(b)).

2. This Amendment is binding on all of the parties as written, and may not be modified in any way unless in writing and signed by all parties.

3. All other representations, warranties and other remaining provisions of the Agreement shall continue to remain in full force and apply to this Amendment as if made on the date of this Amendment.

      IN WITNESS WHEREOF, the Parties have executed this Amendment as of July 19, 2006.

      Signed by, for, and                            Signed for Buyer, Global
      on behalf of the Sellers                       Gold Mining, LLC

      --------------------                            By: ----------------------
      Karapet Khachatryan                             Van Z. Krikorian, Manager

      -------------------
      Arthur Gevorgyan

                                                                       EXHIBIT 1
                             Global Gold Corporation
                              45 East Putnam Avenue
                               Greenwich, CT 06830


                                     , 2006
Mr.

Yerevan  Armenia

                  Re:      Restricted Stock Award

Dear Mr.:

As consideration for your sale of shares in Mego Gold, LLC ("Mego") to Global Gold Mining, LLC (the "Company"), we hereby grant you [_____] shares of the Common Stock of Global Gold Corporation (the "Corporation"), evidenced by a certificate of shares of our common stock, $.001 par value per share (the "Shares"), subject to applicable securities law restrictions and the terms and conditions set forth herein:


                  1. Commencing with the date hereof, you shall become fully vested in 100% of the total Shares granted hereunder.

                  2. (a) Any Shares granted hereunder may be transferred only in accordance with applicable securities law restrictions. Any attempted transfer in violation of such restrictions shall be null and void.

                     (b) Notwithstanding anything contained in this Agreement to the contrary, after you become vested in any of the Shares granted hereunder, no sale, transfer or pledge thereof may be effected without an effective registration statement or an opinion of counsel for the Corporation that such registration is not required under the Securities Act of 1933, as amended, and any applicable state securities laws.

                  3. During the period commencing with the date hereof and prior to your transfer of any of the Shares granted hereunder, you shall have all right, title and interest in and to the Shares granted hereunder, including the right to vote the Shares and receive dividends or other distributions with respect thereto.

                  4. You shall be solely responsible for any and all Federal, state and local income taxes arising out of your receipt of the Shares and your future sale of other disposition of them.

                  5. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. All parties hereto
(i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in a Federal or state court in the City of New York in the State of New York, (ii) waive any objection which they may now or hereafter have to the laying of the venue of any such suit, action or proceeding, and (iii) irrevocably submit to the exclusive jurisdiction of any Federal or state court in the City of New York in the State of New York, in any such suit, action or proceeding, but such consent shall not constitute a general appearance or be available to any other person who is not a party to this Agreement. All parties hereto agree that the mailing of any process in any suit, action or proceeding at the addresses of the parties shown herein shall constitute personal service thereof.

                  6. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  7. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties and their respective heirs and successors and, in the case of the Corporation, its assigns.

                  8. This Agreement may not be amended except in a writing signed by all of the parties hereto.

                  9. Nothing contained herein shall be construed to create an employment agreement between the Corporation and you or require the Corporation to employ or retain you under such a contract or otherwise.

                  10. In the event of any conflict between the terms of this Agreement and of the Agreement, the provisions contained in this Agreement shall control.

                  If this letter accurately reflects our understanding, please sign the enclosed copy of this letter at the bottom and return it to us.

Very truly yours,

                                                    Global Gold Corporation

                                                    By: -----------------------
                                                    Drury J. Gallagher, Chairman

Agreed:


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